Exhibit 4.3

ASSET REPRESENTATIONS REVIEW AGREEMENT

HARLEY-DAVIDSON MOTORCYCLE TRUST 2023-B,

as Issuer

and

HARLEY-DAVIDSON CREDIT CORP.,

as Servicer

and

CLAYTON FIXED INCOME SERVICES LLC,

as Asset Representations Reviewer

Dated as of September 1, 2023

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Section 7.05	WAIVER OF JURY TRIAL	15
Section 7.06	No Waiver; Remedies	16
Section 7.07	Severability	16
Section 7.08	Headings	16
Section 7.09	Counterparts	16

Schedule A – Review Materials
Schedule B – Representations, Warranties and Tests

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This ASSET REPRESENTATIONS REVIEW AGREEMENT (this “Agreement”), entered into as of September 1, 2023, by and among HARLEY-DAVIDSON MOTORCYCLE TRUST 2023-B (together with its successors and assigns, the “Issuer”), HARLEY-DAVIDSON CREDIT CORP. (solely in its capacity as Servicer, together with its successor and assigns, the “Servicer”), and CLAYTON FIXED INCOME SERVICES LLC (the “Asset Representations Reviewer”).

WHEREAS, the Issuer will engage the Asset Representations Reviewer to perform reviews of certain Contracts for compliance with certain representations and warranties made with respect thereto; and

WHEREAS, the Asset Representations Reviewer desires to perform such reviews of Contracts in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.

USAGE AND DEFINITIONS

Section 1.01      Usage and Definitions.

Unless otherwise defined in this Agreement, capitalized terms used herein (including in the preamble above) shall have the meanings assigned to them in the Sale and Servicing Agreement.

Section 1.02      Definitions.

Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Annual Fee” has the meaning stated in Section 4.02(a).

“Confidential Information” has the meaning stated in Section 4.08(b).

“Eligible Representations” shall mean those representations identified within the “Tests” included in Schedule B.

“Information Recipients” has the meaning stated in Section 4.08(a).

“Indemnified Person” has the meaning stated in Section 4.05(a).

“Indenture” means the Indenture, dated as of September 1, 2023, between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or modified from time to time.

“Indenture Trustee” means Citibank, N.A., as indenture trustee under the Indenture, and any successor thereto.

“Issuer PII” has the meaning stated in Section 4.09(a).

“PII” has the meaning stated in Section 4.09(a).

“Review” means the completion by the Asset Representations Reviewer of the procedures listed under “Tests” in Schedule B for each Review Contract as further described in Section 3.03.

“Review Contracts” means those Contracts identified by the Servicer as requiring a Review by the Asset Representations Reviewer following receipt of a Review Notice as further described in Section 3.01.

“Review Fee” has the meaning stated in Section 4.02(b).

“Review Materials” means the documents, data, and other information required for each “Test” in Schedule A.

“Review Notice” means a notice delivered to the Asset Representations Reviewer by the Indenture Trustee pursuant to Section 7.04 of the Indenture.

“Review Report” has the meaning stated in Section 3.04.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of September 1, 2023, between the Issuer, Harley-Davidson Customer Funding Corp., as Trust Depositor, and the Servicer, as the same may be amended, supplemented or modified from time to time.

“Tests” mean the procedures listed in Schedule B as applied to the process described in Section 3.03.

“Test Complete” has the meeting stated in Section 3.03(c).

“Test Fail” has the meaning stated in Section 3.03(a).

“Test Pass” has the meaning stated in Section 3.03(a).

ARTICLE II.

ENGAGEMENT; ACCEPTANCE

Section 2.01      Engagement; Acceptance.

The Issuer hereby engages Clayton Fixed Income Services LLC to act as the Asset Representations Reviewer for the Issuer. Clayton Fixed Income Services LLC accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms stated in this Agreement.

Section 2.02      Confirmation of Status.

The parties confirm that the Asset Representations Reviewer is not responsible for (a) reviewing the Contracts for compliance with the representations and warranties under the Transaction Documents, except as described in this Agreement, or (b) determining whether noncompliance with the representations or warranties constitutes a breach of the Transaction Documents.

ARTICLE III.

ASSET REPRESENTATIONS REVIEW PROCESS

Section 3.01      Review Notices and Identification of Review Contracts.

On receipt of a Review Notice from the Indenture Trustee according to Section 7.04 of the Indenture, the Asset Representations Reviewer will start a Review. Once the Review Notice is issued, the Servicer will provide the list of Review Contracts to the Asset Representations Reviewer within sixty (60) days.

The Asset Representations Reviewer will not be obligated to start a Review until a Review Notice, the related list of Review Contracts, and the initial delivery of the Review Materials as described in Section 3.02 is received. The Asset Representations Reviewer is not obligated to verify the accuracy or completeness of the list of Review Contracts provided by the Servicer.

Section 3.02      Review Materials.

(a)            Access to Review Materials. Within sixty (60) days of the delivery of a Review Notice, the Servicer will provide the Asset Representations Reviewer with access to the Review Materials for all Review Contracts in one or more of the following ways: (i) by providing access to the Servicer’s systems, either remotely or at an office of the Servicer, (ii) by electronic posting to a password-protected website to which the Asset Representations Reviewer has access, (iii) by providing originals or photocopies at an office of the Servicer, or (iv) in another manner agreed by the Servicer and the Asset Representations Reviewer. The Servicer may redact or remove Personally Identifiable Information from the Review Materials without changing the meaning or usefulness of the Review Materials. The Asset Representations Reviewer shall be entitled to rely in good faith, without independent investigation or verification, that the Review Materials are (i) accurate and complete in all material respects and (ii) not misleading in any material respect.

(b)            Incomplete or Insufficient Review Materials. The Asset Representations Reviewer will review the Review Materials to determine if the Review Materials are incomplete or insufficient for the Asset Representations Reviewer to perform any Test. If the Asset Representations Reviewer determines the Review Materials to be incomplete or insufficient, the Asset Representations Reviewer will notify the Servicer promptly, and in any event no less than twenty (20) days before completing the Review. The Servicer will have fifteen (15) days to give the Asset Representations Reviewer access to the complete Review Materials or other documents or information to correct the insufficiency. If the complete Review Materials or other documents have not been provided by the Servicer within fifteen (15) days, the related Review Report will report a Test Fail for each Test that requires use of the incomplete or insufficient Review Materials.

Section 3.03      Performance of Reviews.

(a)            Test Procedures. For a Review, the Asset Representations Reviewer will perform, for each Review Contract, the procedures listed under “Tests” in Schedule B for each Eligible Representation. In the course of its review, the Asset Representations Reviewer will use the Review Materials listed in Schedule A. For each Test and Review Contract, the Asset Representations Reviewer will determine if the Test has been satisfied (a “Test Pass”) or if the Test has not been satisfied (a “Test Fail”).

(b)            Review Period. The Asset Representations Reviewer will complete the Review within sixty (60) days of receiving access to the Review Materials. However, if additional Review Materials are provided to the Asset Representations Reviewer as described in Section 3.02(b), the Review period will be extended for an additional thirty (30) days.

(c)            Completion of Review for Certain Review Contracts. Following the delivery of the list of the Review Contracts and before the delivery of the Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if a Review Contract is paid in full by the Obligor or purchased from the Issuer in accordance with the terms of the Transaction Documents. On receipt of such notice, the Asset Representations Reviewer will immediately terminate all Tests of the related Review Contract, and the Review of such Review Contracts will be considered complete (a “Test Complete”). In this case, the related Review Report will indicate a Test Complete for such Review Contract and the related reason.

(d)            Previously Reviewed Contracts; Duplicative Tests. If any Review Contract was included in a prior Review, the Asset Representations Reviewer will not conduct additional Tests on such Review Contract, but will include the previously reported Test results in the Review Report for the current Review. If the same Test is required for more than one representation and warranty, the Asset Representations Reviewer will only perform the Test once for each Review Contract, but will report the results of the Test for each applicable representation and warranty on the Review Report.

(e)            Termination of Review. If a Review is in process and the Notes will be paid in full on the next Distribution Date, the Servicer or the Administrator will notify the Asset Representations Reviewer no less than ten (10) days before that Distribution Date. On receipt of such notice, the Asset Representations Reviewer will terminate the Review immediately and will not be obligated to deliver a Review Report.

(f)            Review Systems; Personnel. The Asset Representations Reviewer will maintain business process management and/or other systems necessary to ensure that it can perform each Test and, on execution of this Agreement, will load each Test into these systems. The Asset Representations Reviewer will ensure that these systems allow for each Review Contract and the related Review Materials to be individually tracked and stored as contemplated by this Agreement. The Asset Representations Reviewer will maintain adequate staff that is properly trained to conduct Reviews as required by this Agreement.

Section 3.04      Review Report.

Within five (5) days after the end of the applicable Review period under Section 3.03(b), the Asset Representations Reviewer will deliver to the Issuer, the Servicer, the Trust Depositor, and the Indenture Trustee a Review Report indicating for each Review Contract whether there was a Test Pass, Test Fail or Test Complete for each related Test. For each Test Fail or Test Complete, the Review Report will indicate the related reason, including (for example) whether the Review Contract was a Test Fail as a result of incomplete or insufficient Review Materials. The Review Report will contain a summary of the Review results to be included in the Issuer’s Form 10-D report for the Collection Period in which the Review Report is received. The Asset Representations Reviewer will ensure that the Review Report does not contain any PII. On reasonable request of the Servicer, the Asset Representations Reviewer will provide additional details on the Test results.

Section 3.05      Review Representatives.

(a)            Servicer Representative. The Servicer will designate one or more representatives who will be available to assist the Asset Representations Reviewer in performing the Review, including responding to requests and answering questions from the Asset Representations Reviewer about access to Review Materials on the Servicer’s originations, receivables or other systems, obtaining incomplete or insufficient Review Materials and/or providing clarification of any Review Materials or Tests.

(b)            Asset Representations Review Representative. The Asset Representations Reviewer will designate one or more representatives who will be available to the Issuer, the Servicer and the Administrator during the performance of a Review.

(c)            Questions About Review. The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Review Report from the Servicer until the earlier of (i) the payment in full of the Notes and (ii) one year after the delivery of the Review Report. The Asset Representations Reviewer will not be obligated to respond to questions or requests for clarification from Noteholders or any other Person and will direct such Persons to submit written questions or requests to the Servicer.

Section 3.06      Dispute Resolution.

If a Review Contract that was the subject of a Review becomes the subject of a dispute resolution proceeding under Section 7.12 of the Sale and Servicing Agreement, the Asset Representations Reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid by a party to the dispute resolution as determined by (i) in the case of arbitration, the arbitrator, and (ii) in the case of mediation, as mutually agreed upon by the parties as part of the mediation. If not paid by a party to the dispute resolution, the expenses will be reimbursed by the Issuer according to Section 4.02(d) of this Agreement.

Section 3.07      Limitations on Review Obligations.

(a)            Review Process Limitations. The Asset Representations Reviewer will have no obligation (i) to determine whether a Delinquency Trigger has occurred or whether the required percentage of Noteholders has voted to direct a Review under the Indenture; (ii) to determine which Contracts are subject to a Review, (iii) to obtain or confirm the validity of the Review Materials, (iv) to obtain incomplete or insufficient Review Materials except as specifically described herein,(v) to take any action or cause any other party to take any action under any of the Transaction Documents to enforce any remedies for breaches of representations or warranties about the Eligible Representations, (vi) to determine the reason for the delinquency of any Review Contract, the creditworthiness of any Obligor, the overall quality of any Review Contract or the compliance by the Servicer with its covenants with respect to the servicing of such Review Contract, or (vii) to establish cause, materiality or recourse for any failed Test as described in Section 3.03.

(b)            Testing Procedure Limitations. The Asset Representations Reviewer will only be required to perform the “Tests” listed under Schedule B, and will not be obligated to perform additional procedures on any Review Contract or to provide any information other than a Review Report. However, the Asset Representations Reviewer may provide additional information in a Review Report about any Review Contract that it determines in good faith to be material to the Review.

(c)            Maintenance of Review Materials. It will maintain copies of any Review Materials, Review Reports and other documents relating to a Review, including internal correspondence and work papers, for a period of two years after the delivery of any Review Report.

ARTICLE IV.

ASSET REPRESENTATIONS REVIEWER

Section 4.01      Representations and Warranties of the Asset Representations Reviewer.

The Asset Representations Reviewer hereby makes the following representations and warranties as of the Closing Date:

(a)            Organization and Qualification. The Asset Representations Reviewer is duly organized and validly existing as a limited liability company in good standing under the laws of State of Delaware. The Asset Representations Reviewer is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(b)            Power, Authority and Enforceability. The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under this Agreement. The Asset Representations Reviewer has authorized the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of the Asset Representations Reviewer enforceable against the Asset Representations Reviewer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)            No Conflicts and No Violation. The completion of the transactions contemplated by this Agreement and the performance of the Asset Representations Reviewer’s obligations under this Agreement will not (i) conflict with, or be a breach or default under, any indenture, loan agreement, guarantee or similar document under which the Asset Representations Reviewer is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the properties or assets of the Asset Representations Reviewer under the terms of any indenture, loan agreement, guarantee or similar document, (iii) violate the organizational documents of the Asset Representations Reviewer, or (iv) violate a law or, to the Asset Representations Reviewer’s knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its property that applies to the Asset Representations Reviewer, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(d)            No Proceedings. To the Asset Representations Reviewer’s knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the completion of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

(e)            Eligibility. The Asset Representations Reviewer meets the eligibility requirements in Section 5.01, and will notify the Issuer and the Servicer promptly if it no longer meets, or reasonably expects that it will no longer meet, the eligibility requirements in Section 5.01.

Section 4.02      Fees and Expenses.

(a)            Annual Fee. As compensation for its activities hereunder, the Asset Representations Reviewer shall be entitled to receive an annual fee (the “Annual Fee”) with respect to each Annual Period prior to the termination of the Issuer, in an amount equal to $5,000.00. The Annual Fee will be paid by the Servicer on the Closing Date and on each anniversary of the Closing Date until this Agreement is terminated.

(b)            Review Fee. Following the completion of a Review and the delivery of the related Review Report pursuant to Section 3.04, or the termination of a Review according to Section 3.03(e), and the delivery to the Administrator of a detailed invoice, the Asset Representations Reviewer will be entitled to a fee of $200.00 for each Review Contract for which the Review was started (the “Review Fee”). However, no Review Fee will be charged for any Review Contract (i) which was included in a prior Review, (ii) for which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Review according to Section 3.03(e), or (iii) due to incomplete or insufficient Review Materials under Section 3.02(b).

(c)            Reimbursement of Travel Expenses. If the Servicer provides access to the Review Materials at one of its properties, the Issuer shall cause the Administrator to reimburse the Asset Representations Reviewer for its reasonable travel expenses incurred in connection with the Review upon receipt of a detailed invoice.

(d)            Dispute Resolution Expenses. If the Asset Representations Reviewer participates in a dispute resolution proceeding under Section 3.06 of this Agreement and its reasonable out-of-pocket expenses for participating in the proceeding are not paid by a party to the dispute resolution within ninety (90) days after the end of the proceeding, the Issuer shall cause the Administrator to reimburse the Asset Representations Reviewer for such expenses upon receipt of a detailed invoice.

(e)            Payment of Invoices. When applicable pursuant to this Section 4.02 and Section 4.05, the Asset Representations Reviewer will invoice the Servicer or the Administrator, as applicable, at the notices address set forth in Section 11.04 of the Sale and Servicing Agreement, and all such invoices are payable within thirty (30) days of receipt. In the event fees, expenses and indemnities of the Asset Representations Reviewer are not paid within thirty (30) days following the Servicer’s or Administrator’s, as applicable, receipt of an invoice, the Asset Representations Reviewer will submit invoices to the Issuer (with a copy to the Administrator) at the notices address set forth in Section 11.04 of the Sale and Servicing Agreement, and the Issuer shall or will cause the Administrator to, pay all such invoices according to the priority of payments described in Section 7.05 of the Sale and Servicing Agreement on the payment date following the month in which the invoice was received by the Issuer. However, if a Review is terminated according to Section 3.03(e), the Asset Representations Reviewer must submit its invoice to the Administrator for fees, expenses and indemnities remaining unpaid no later than ten (10) Business Days before the final payment date to be reimbursed on such final payment date. The Servicer acknowledges and agrees that its obligation to reimburse the Asset Representations Reviewer for its fees and expenses pursuant to this Agreement shall not be limited to or reduced by any reduction in Available Amounts on deposit in the related Collection Account. For the avoidance of doubt, the aggregate limit on the fees, expenses and indemnities of the Asset Representations Reviewer specified in Section 7.05 of the Sale and Servicing Agreement shall not be applied to amounts payable by the Servicer to the Asset Representations Reviewer pursuant to this Section 4.02.

Section 4.03      Limitation on Liability.

The Asset Representations Reviewer will not be liable to any Person for any action taken, or not taken, under this Agreement or for errors in judgment. However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under this Agreement. The Asset Representations Reviewer will not be liable for any errors in any review materials relied on by it to perform a review or for the noncompliance or breach of any representation made about the Contracts. In no event will the Asset Representations Reviewer be liable for special, indirect or consequential losses or damages (including lost profit), even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

Section 4.04      Indemnification by Asset Representations Reviewer.

The Asset Representations Reviewer will indemnify each of the Issuer, the Seller, the Servicer, the Administrator, the Owner Trustee and the Indenture Trustee and their respective directors, officers, employees and agents for all fees, expenses (including reasonable legal fees and expenses), losses, damages and liabilities (a) resulting from the willful misconduct, bad faith or negligence of the Asset Representations Reviewer in performing its obligations under this Agreement, (b) resulting from the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement, and (c) in connection with the enforcement of this indemnity. The Asset Representations Reviewer’s obligations under this Section 4.04 will survive the termination of this Agreement, the termination of the Issuer and the resignation or removal of the Asset Representations Reviewer.

Section 4.05      Indemnification of Asset Representations Reviewer.

(a)            Indemnification. The Administrator, will, or will cause the Issuer to, indemnify the Asset Representations Reviewer and its officers, directors, employees and agents (each, an “Indemnified Person”), for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under this Agreement (including the fees and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence or (ii) the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement.

(b)            Proceedings. Promptly on receipt by an Indemnified Person of notice of a Proceeding against it, the Indemnified Person will, if a claim is to be made under Section 4.05(a), notify the Issuer and the Administrator of the Proceeding. The Servicer may participate in and assume the defense and settlement of a Proceeding at its expense. If the Servicer notifies the Indemnified Person of its intention to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Servicer assumes the defense of the Proceeding in a manner reasonably satisfactory to the Indemnified Person, the Servicer will not be liable for fees and expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Servicer or the Issuer, as applicable, and an Indemnified Person. If there is a conflict, the Servicer will, or will cause the Issuer to, pay for the reasonable fees and expenses of separate counsel to the Indemnified Person. No settlement of a Proceeding may be made without the approval of the Servicer and the Indemnified Person, which approval will not be unreasonably withheld, conditioned or delayed.

(c)            Survival of Obligations. The Servicer’s obligations under this Section 4.05 will survive the resignation or removal of the Asset Representations Reviewer and the termination of this Agreement. The Servicer acknowledges and agrees that its obligation to indemnify the Asset Representations Reviewer shall not be limited to or reduced by any reduction in Available Amounts on deposit in the related Collection Account. For the avoidance of doubt, the aggregate limit on the fees, expenses and indemnities of the Asset Representations Reviewer specified in Section 7.05 of the Sale and Servicing Agreement shall not be applied to amounts payable by the Servicer to the Asset Representations Reviewer pursuant to this Section 4.05.

Section 4.06      Inspections of Asset Representations Reviewer.

The Asset Representations Reviewer agrees that, with reasonable advance notice not more than once during any year, it will permit authorized representatives of the Issuer, the Servicer or the Administrator, during the Asset Representations Reviewer’s normal business hours, to examine and review the books of account, records, reports and other documents and materials of the Asset Representations Reviewer relating to (a) the performance of the Asset Representations Reviewer’s obligations under this Agreement, (b) payments of fees and expenses of the Asset Representations Reviewer for its performance, and (c) a claim made by the Asset Representations Reviewer under this Agreement. In addition, the Asset Representations Reviewer will permit the Issuer’s, the Servicer’s or the Administrator’s representatives to make copies and extracts of any of those documents and to discuss them with the Asset Representations Reviewer’s officers and employees. Each of the Issuer, the Servicer and the Administrator will, and will cause its authorized representatives to, hold in confidence the information except if disclosure may be required by law or if the Issuer, the Servicer or the Administrator reasonably determines that it is required to make the disclosure under this Agreement or the other Transaction Documents. The Asset Representations Reviewer will maintain all relevant books, records, reports and other documents and materials for a period of at least two years after the termination of its obligations under this Agreement.

Section 4.07      Delegation of Obligations. The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the Issuer and the Servicer, which consent will not be unreasonably withheld or delayed.

Section 4.08      Confidential Information.

(a)   Treatment. The Asset Representations Reviewer agrees to hold and treat Confidential Information given to it under this Agreement in confidence and under the terms and conditions of this Section 4.08, and will implement and maintain safeguards to further assure the confidentiality of the Confidential Information. The Confidential Information will not, without the prior consent of the Issuer and the Servicer, be disclosed or used by the Asset Representations Reviewer, or its officers, directors, employees, agents, representatives or affiliates, including legal counsel (collectively, the “Information Recipients”) other than for the purposes of performing Reviews of Review Contracts or performing its obligations under this Agreement. The Asset Representations Reviewer agrees that it will not, and will cause its Affiliates to not (i) purchase or sell securities issued by the Issuer or its Affiliates or special purpose entities on the basis of Confidential Information or (ii) use the Confidential Information for the preparation of research reports, newsletters or other publications or similar communications.

(b)   Definition. “Confidential Information” means oral, written and electronic materials (irrespective of its source or form of communication) furnished before, on or after the date of this Agreement to the Asset Representations Reviewer for the purposes contemplated by this Agreement, including:

(i)            lists of Review Contracts and any related Review Materials;

(ii)           origination and servicing guidelines, policies and procedures, and form contracts; and

(iii)          notes, analyses, compilations, studies or other documents or records prepared by the Servicer, which contain information supplied by or on behalf of the Servicer or its representatives.

However, Confidential Information will not include information that (A) is or becomes generally available to the public other than as a result of disclosure by the Information Recipients, (B) was available to, or becomes available to, the Information Recipients on a non-confidential basis from a Person or entity other than the Issuer or the Servicer before its disclosure to the Information Recipients who, to the knowledge of the Information Recipient is not bound by a confidentiality agreement with the Issuer or the Servicer and is not prohibited from transmitting the information to the Information Recipients, (C) is independently developed by the Information Recipients without the use of the Confidential Information, as shown by the Information Recipients’ files and records or other evidence in the Information Recipients’ possession, or (D) the Issuer or the Servicer provides permission to the applicable Information Recipients to release.

(c)   Protection. The Asset Representations Reviewer will take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information, including those measures that it takes to protect its own confidential information and not less than a reasonable standard of care. The Asset Representations Reviewer acknowledges that Personally Identifiable Information is also subject to the additional requirements in Section 4.09.

(d)   Disclosure. If the Asset Representations Reviewer is required by applicable law, regulation, rule or order issued by an administrative, governmental, regulatory or judicial authority to disclose part of the Confidential Information, it may disclose the Confidential Information. However, before a required disclosure, the Asset Representations Reviewer, if permitted by law, regulation, rule or order, will use its reasonable efforts to provide the Issuer and the Servicer with notice of the requirement and will cooperate, at the Servicer’s expense, in the Issuer’s and the Servicer’s pursuit of a proper protective order or other relief for the disclosure of the Confidential Information. If the Issuer or the Servicer is unable to obtain a protective order or other proper remedy by the date that the information is required to be disclosed, the Asset Representations Reviewer will disclose only that part of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.

(e)   Responsibility for Information Recipients. The Asset Representations Reviewer will be responsible for a breach of this Section 4.08 by its Information Recipients.

(f)    Violation. The Asset Representations Reviewer agrees that a violation of this Agreement may cause irreparable injury to the Issuer and the Servicer and the Issuer and the Servicer may seek injunctive relief in addition to legal remedies. If an action is initiated by the Issuer or the Servicer to enforce this Section 4.08, the prevailing party will be reimbursed for its fees and expenses, including reasonable attorney’s fees, incurred for the enforcement.

Section 4.09      Personally Identifiable Information.

(a)   Definitions. “Personally Identifiable Information” or “PII” means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number(s), any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual. “Issuer PII” means PII furnished by the Issuer, the Servicer or their Affiliates to the Asset Representations Reviewer and PII developed or otherwise collected or acquired by the Asset Representations Reviewer in performing its obligations under this Agreement.

(b)   Use of Issuer PII. The Issuer does not grant the Asset Representations Reviewer any rights to Issuer PII except as provided in this Agreement. The Asset Representations Reviewer will use Issuer PII only to perform its obligations under this Agreement or as specifically directed in writing by the Issuer and will only reproduce Issuer PII to the extent necessary for these purposes. The Asset Representations Reviewer must comply with all laws applicable to PII, Issuer PII and the Asset Representations Reviewer’s business, including any legally required codes of conduct, including those relating to privacy, security and data protection. The Asset Representations Reviewer will protect and secure Issuer PII. The Asset Representations Reviewer will implement privacy or data protection policies and procedures that comply with applicable law and this Agreement. The Asset Representations Reviewer will implement and maintain reasonable and appropriate practices, procedures and systems, including administrative, technical and physical safeguards to (i) protect the security, confidentiality and integrity of Issuer PII, (ii) ensure against anticipated threats or hazards to the security or integrity of Issuer PII, (iii) protect against unauthorized access to or use of Issuer PII, and (iv) otherwise comply with its obligations under this Agreement. These safeguards include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (e.g., intrusion protection, data storage protection and data transmission protection) and physical security measures.

(c)   Additional Limitations. In addition to the use and protection requirements described in Section 4.09(b), the Asset Representations Reviewer’s disclosure of Issuer PII is also subject to the following requirements:

(i)            The Asset Representations Reviewer will not disclose Issuer PII to its personnel or allow its personnel access to Issuer PII except (A) for the Asset Representations Reviewer personnel who require Issuer PII to perform a Review, (B) with the prior consent of the Issuer, or (C) as required by applicable law. When permitted, the disclosure of or access to Issuer PII will be limited to the specific information necessary for the individual to complete the assigned task. The Asset Representations Reviewer will inform personnel with access to Issuer PII of the confidentiality requirements in this Agreement and train its personnel with access to Issuer PII on the proper use and protection of Issuer PII.

(ii)           The Asset Representations Reviewer will not sell, disclose, provide or exchange Issuer PII with or to any third party without the prior consent of the Issuer.

(d)   Notice of Breach. The Asset Representations Reviewer will notify the Issuer promptly in the event of an actual or reasonably suspected security breach, unauthorized access, misappropriation or other compromise of the security, confidentiality or integrity of Issuer PII and, where applicable, immediately take action to prevent any further breach.

(e)    Return or Disposal of Issuer PII. Except where return or disposal is prohibited by applicable law, promptly on the earlier of the completion of the Review or the request of the Issuer, all Issuer PII in any medium in the Asset Representations Reviewer’s possession or under its control will be (i) destroyed in a manner that prevents its recovery or restoration or (ii) if so directed by the Issuer, returned to the Issuer without the Asset Representations Reviewer retaining any actual or recoverable copies, in both cases, without charge to the Issuer. Where the Asset Representations Reviewer retains Issuer PII, the Asset Representations Reviewer will limit the Asset Representations Reviewer’s further use or disclosure of Issuer PII to that required by applicable law.

(f)    Compliance; Modification. The Asset Representations Reviewer will cooperate with and provide information to the Issuer regarding the Asset Representations Reviewer’s compliance with this Section 4.09. The Asset Representations Reviewer and the Issuer agree to modify this Section 4.09 as necessary for either party to comply with applicable law.

(g)   Audit of Asset Representations Reviewer. The Asset Representations Reviewer will permit the Issuer and its authorized representatives to audit the Asset Representations Reviewer’s compliance with this Section 4.09 during the Asset Representations Reviewer’s normal business hours on reasonable advance notice to the Asset Representations Reviewer, and not more than once during any year unless circumstances necessitate additional audits. The Issuer agrees to make reasonable efforts to schedule any audit described in this Section 4.09 with the inspections described in Section 4.06. The Asset Representations Reviewer will also permit the Issuer during normal business hours on reasonable advance written notice to audit any service providers used by the Asset Representations Reviewer to fulfill the Asset Representations Reviewer’s obligations under this Agreement.

(h)   Affiliates and Third Parties. If the Asset Representations Reviewer processes the PII of the Issuer’s Affiliates or a third party when performing a Review, and if such Affiliate or third party is identified to the Asset Representations Reviewer, such Affiliate or third party is an intended third-party beneficiary of this Section 4.09, and this Agreement is intended to benefit the Affiliate or third party. The Affiliate or third party may enforce the PII related terms of this Section 4.09 against the Asset Representations Reviewer as if each were a signatory to this Agreement.

ARTICLE V.

REMOVAL, RESIGNATION

Section 5.01      Eligibility of the Asset Representations Reviewer.

The Asset Representations Reviewer must be a Person who (a) is not Affiliated with the Sponsor, the Trust Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their Affiliates, and (b) was not, and is not Affiliated with a Person that was, hired by the Sponsor or any underwriter to perform any due diligence on the Contracts prior to the Closing Date.

Section 5.02      Resignation and Removal of Asset Representations Reviewer.

(a)            No Resignation. The Asset Representations Reviewer will not resign as Asset Representations Reviewer unless it determines it is legally unable to perform its obligations under this Agreement and there is no reasonable action that it could take to make the performance of its obligations under this Agreement permitted under applicable law. In such event, the Asset Representations Reviewer will deliver a notice of its resignation to the Issuer and the Servicer, together with an Opinion of Counsel supporting its determination.

(b)            Removal. If any of the following events occur, the Issuer, by notice to the Asset Representations Reviewer, may remove the Asset Representations Reviewer and terminate its rights and obligations under this Agreement:

(i)            the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.01;

(ii)           the Asset Representations Reviewer breaches any of its representations, warranties, covenants or obligations in this Agreement; or

(iii)          an Insolvency Event of the Asset Representations Reviewer occurs.

(c)            Notice of Resignation or Removal. The Issuer will notify the Servicer, the Owner Trustee and the Indenture Trustee of any resignation or removal of the Asset Representations Reviewer. Any resignation, removal or substitution of the Asset Representations Reviewer will be reported on the Form 10-D for that month.

(d)            Continue to Perform After Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under this Agreement, until a successor Asset Representations Reviewer has accepted its engagement according to Section 5.03(b).

Section 5.03      Successor Asset Representations Reviewer .

(a)            Engagement of Successor Asset Representations Reviewer. Following the resignation or removal of the Asset Representations Reviewer, the Issuer will engage a successor Asset Representations Reviewer who meets the eligibility requirements of Section 5.01.

(b)            Effectiveness of Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective until the successor Asset Representations Reviewer has executed and delivered to the Issuer and the Servicer an agreement accepting its engagement and agreeing to perform the obligations of the Asset Representations Reviewer under this Agreement or entering into a new agreement with the Issuer on substantially the same terms as this Agreement.

(c)            Transition and Expenses. If the Asset Representations Reviewer resigns or is removed, the Asset Representations Reviewer will cooperate with the Issuer and the Servicer and take all actions reasonably requested to assist the Issuer in making an orderly transition of the Asset Representations Reviewer’s rights and obligations under this Agreement to the successor Asset Representations Reviewer. The Asset Representations Reviewer will pay the reasonable expenses of transitioning the Asset Representations Reviewer’s obligations under this Agreement and preparing the successor Asset Representations Reviewer to take on the obligations on receipt of an invoice with reasonable detail of the expenses from the Issuer and the Servicer or the successor Asset Representations Reviewer.

Section 5.04      Merger, Consolidation or Succession. Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the business of the Asset Representations Reviewer, if that Person meets the eligibility requirements in Section 5.01, will be the successor to the Asset Representations Reviewer under this Agreement. Such Person will execute and deliver to the Issuer, the Servicer and the Administrator an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law).

ARTICLE VI.

OTHER AGREEMENTS

Section 6.01      Independence of the Asset Representations Reviewer.

The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Issuer for the manner in which it accomplishes the performance of its obligations under this Agreement. Unless expressly authorized by the Issuer, the Asset Representations Reviewer will have no authority to act for or represent the Issuer and will not be considered an agent of the Issuer. Nothing in this Agreement will make the Asset Representations Reviewer and the Issuer members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

Section 6.02      No Petition.

Each of the parties agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after payment in full of all securities issued by the Seller, the Issuer or by a trust for which the Seller was a depositor, it will not start or pursue against, or join any other Person in starting or pursuing against the Seller or the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law. This Section 6.02 will survive the termination of this Agreement.

Section 6.03      Limitation of Liability of Owner Trustee .

This Agreement has been signed on behalf of the Issuer by Wilmington Trust, National Association, not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer. In no event will Wilmington Trust, National Association in its individual capacity or a beneficial owner of the Issuer be liable for the Issuer’s obligations under this Agreement. For all purposes under this Agreement, the Owner Trustee will be subject to, and entitled to the benefits of, the Trust Agreement.

Section 6.04      Termination of Agreement.

This Agreement will terminate, except for the obligations under Section 4.04, on the earlier of (a) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (b) the date the Issuer is terminated under the Trust Agreement.

ARTICLE VII.

MISCELLANEOUS PROVISIONS

Section 7.01      Amendments.

(a)            The parties may amend this Agreement:

(i)            to clarify an ambiguity, correct an error or correct or supplement any term of this Agreement that may be defective or inconsistent with the other terms of this Agreement or to provide for, or facilitate the acceptance of this Agreement by, a successor Asset Representations Reviewer, in each case without the consent of the Noteholders or any other Person;

(ii)           to add, change or eliminate terms of this Agreement, in each case without the consent of the Noteholders or any other Person, if the Administrator delivers an Officer’s Certificate to the Issuer, the Owner Trustee and the Indenture Trustee stating that the amendment will not have a material adverse effect on the Noteholders; or

(iii)          to add, change or eliminate terms of this Agreement for which an Officer’s Certificate is not or cannot be delivered under Section 7.01(a)(ii), with the consent of a majority of the principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class.

Section 7.02      Assignment; Benefit of Agreement; Third Party Beneficiaries.

(a)            Assignment. Except as stated in Section 5.04, this Agreement may not be assigned by the Asset Representations Reviewer without the consent of the Issuer and the Servicer.

(b)            Benefit of Agreement; Third-Party Beneficiaries. This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns. The Owner Trustee and the Indenture Trustee, for the benefit of the Noteholders, will be third-party beneficiaries of this Agreement and may enforce this Agreement against the Asset Representations Reviewer and the Servicer. No other Person will have any right or obligation under this Agreement.

Section 7.03      Notices.

(c)            Notices to Parties. All notices, requests, demands, consents, waivers or other communications to or from the parties must be in writing and will be considered given:

(i)            for overnight mail, on delivery or, for registered first class mail, postage prepaid, three (3) days after deposit in the mail;

(ii)           for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)          for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv)          for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has occurred.

(d)            Notice Addresses. Any notice, request, demand, consent, waiver or other communication will be addressed as stated in the Sale and Servicing Agreement or the Administration Agreement, as applicable, or to another address as a party may give by notice to the other parties.

Section 7.04      GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 7.05      WAIVER OF JURY TRIAL. Each party irrevocably waives, to the fullest extent permitted by law, THE right to trial by jury in legal proceeding relating to this agreement.

Section 7.06      No Waiver; Remedies. No party’s failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver. No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy. The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

Section 7.07      Severability. If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

Section 7.08      Headings. The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

Section 7.09      Counterparts; Originals. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same agreement. The words “execution”, “signed”, “signature” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including “pdf”, “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any State law based on the Uniform Electronic Transactions Act or the UCC.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the Issuer, the Servicer, the Administrator and the Asset Representations Reviewer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

HARLEY-DAVIDSON MOTORCYCLE TRUST 2023-B, as Issuer

By:	Wilmington Trust, National Association, not in its
individual capacity but solely on behalf of the Issuer as
Owner Trustee under the Trust Agreement

By:
	Name:	Cynthia L. Major
	Title:	Vice President

HARLEY-DAVIDSON CREDIT CORP., as Servicer

By:
	Name:	David Viney
	Title:	Vice President and Treasurer

CLAYTON FIXED INCOME SERVICES LLC, as Asset Representations Reviewer

By:
	Name:	Anthony Neske
	Title:	Senior Vice President

Schedule A

Review Materials

Review Materials

“Review Materials” means, with respect to each Review Contract, electronic copies of:

(a)   The Contract, including any modification agreement or correction notices to the Contract completed before the Cutoff Date, as applicable

(b)   The List of Approved Contract Forms

(c)   Title Documents, including certificates of title, e-titles, applications for title or other evidence showing the security interest in the financed Motorcycle

(d)   The Data Tape as of the Cutoff Date

(e)   Servicing System Records

(f)    Such other documentation or information (whether tangible or electronic, and including, without limitation, screen prints or reports of the Servicer’s receivables and securitization systems) as the Servicer, as the case may be, may maintain and which the Servicer shall have determined to be relevant to any Test with respect to such Review Contract.

Schedule B

Representations and Warranties and Tests

Representation

(a)	Payments. Except for a payment that is not more than 29 days delinquent as of the Cutoff Date, no payment default exists on the Contract.

Review Materials

Servicing System Records

Tests

i)	Review Servicing System Records and confirm the Contract was not more than 29 days delinquent as of the Cutoff Date

ii)	If step (i) is confirmed, then Test Pass

Representation

(b)	No Waivers. As of the Cutoff Date, no material term of the Contract has been affirmatively amended or modified, except amendments and modifications indicated in the Servicer’s servicing system or in the Contract File.

Review Materials

Contract

Data Tape

Servicing System Records

Tests

i)	Compare the Data Tape to the Contract and confirm there is no indication of modifications or amendments to the following contract terms:

a)	APR

b)	Original number of scheduled payments

c)	Monthly payment amount

d)	Total amount financed

ii)	If modifications or amendments are observed, review the Contact File and Servicing System Records and confirm modifications or amendments were noted

iii)	If Steps (i) and (ii) are confirmed, then Test Pass

Representation

(c)	Binding Obligation. The Contract is in a form that includes rights and remedies allowing the holder to enforce the obligation and realize on the Motorcycle and represents the legal, valid and binding payment obligation of the Obligor, enforceable in all material respects by the Holder of the Contract, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles and consumer protection laws.

Review Materials

Contract

List of Approved Contract Forms

Tests

i)	Review the Contract form number and/or revision date and confirm it is on the List of Approved Contract Forms

ii)	Confirm the Obligor(s) signed the Contract

iii)	If Steps (i) and (ii) are confirmed, then Test Pass

Representation

(d)	No Defenses. As of the Cutoff Date, no right of rescission, setoff, counterclaim or defense asserted or threatened with respect to such Contract was indicated in the Seller’s servicing system or related Contract File.

Review Materials

Servicing System Records

Tests

i)	Review the Servicing System Records and confirm there is no evidence of litigation or other attorney involvement as of the Cutoff Date

ii)	If step (i) is confirmed, then Test Pass

Representation

(e)	Insurance. The terms of the Contract require that for the term of such Contract the Motorcycle securing such Contract will be covered by physical damage insurance.

Review Materials

Contract

List of Approved Contract Forms

Tests

i)	Review the Contract form number and/or revision date and confirm it is on the List of Approved Contract Forms

ii)	If step (i) is confirmed, then Test pass

Representation

(f)	Origination. The Contract (i) was originated by Eaglemark Savings Bank in the regular course of its business, (ii) was fully and properly executed by the parties thereto, and (iii) has been purchased by Seller in the regular course of its business.

Review Materials

Contract

Tests

i)	Review the Contract and confirm Eaglemark Savings Bank is listed as lender

ii)	Review the Contract and confirm it was signed by the Obligor(s)

iii)	Review the Contract and confirm the form of Contract contains language regarding the automatic assignment to the Seller

iv)	If Steps (i) through (iii) are confirmed, then Test Pass

Representation

(g)	Compliance with Law. At the time it was originated, the Contract complied in all material respects with all requirements of law in effect at the time.

Review Materials

Contract

List of Approved Contract Forms

Tests

i)	Review contract form number and/or revision date and confirm it is on the List of Approved Contract Forms

ii)	If Step (i) is confirmed, then Test Pass

Representation

(h)	Contract in Force. As of the Cutoff Date, the Seller’s servicing system indicates that the Contract was not satisfied or subordinated in whole or in part or rescinded, and the related Motorcycle securing the Contract has not been released from the lien of the Contract in whole or in part.

Review Materials

Servicing System Records

Tests

i)	Review the Servicing System Records and confirm the Contract was an active account as of the Cutoff Date

ii)	Review the Servicing System Records and confirm there is no indication the Contract was rescinded or subordinated in whole or in part as of the Cutoff Date

iii)	Review the Servicing System Records and confirm there is no indication the Motorcycle securing the Contract has been released from the lien of the Contract in whole or in part as of the Cutoff Date

iv)	If steps (i) through (iii) are confirmed, then Test Pass

Representation

(i)	Valid Security Interest. The Contract has created or shall create a valid, binding and enforceable first priority security interest in favor of the Seller in the Motorcycle, except as to priority for any Permitted Liens, which security interest is assignable by the Seller to the Trust Depositor.

Review Materials

Contract

Title Documents

List of Approved Contract Forms

Tests

i)	Review the Title Documents and confirm they identify Eaglemark Savings Bank (ESB), Eaglemark Savings Bank and/or its assigns or the Seller, or an accepted name variation, as the first lienholder

ii)	Confirm the Obligor name(s) on the Contract, taking into account any amendments or correction notices, are consistent with the names on the Title Documents

iii)	Confirm the vehicle identification number on the Contract, taking into account any amendments or correction notices, matches the vehicle identification number on the Title Documents

iv)	Review Contract form number and/or revision date and confirm it is on the List of Approved Contract Forms to confirm assignability

v)	If steps (i) through (iv) are confirmed, then Test Pass

Representation

(j)	No Defaults. As of the Cutoff Date, no default, breach, violation or event permitting acceleration was reported in the Servicer’s servicing system with respect to any Contract. Seller has not waived any such default, breach, violation or event permitting acceleration. As of the Cutoff Date, no Motorcycle was in repossession.

Review Materials

Servicing System Records

Tests

i)	Review the Servicing System Records and confirm, as of the Cutoff Date, there is no evidence of a continuing condition which would constitute a default, breach, violation or event permitting acceleration

ii)	Review the Servicing System Records and confirm, as of the Cutoff Date, there is no evidence the Seller waived any default, breach, violation or event permitting acceleration

iii)	Review the Servicing System Records and confirm the financed Motorcycle was not in repossession as of the Cutoff Date

iv)	If steps (i) through (iii) are confirmed, then Test Pass

Representation

(k)	Installments. The Contract has a fixed Contract Rate and provides for monthly payments of principal and interest which, if timely made, would fully amortize the loan on a simple-interest basis over its term.

Review Materials

Contract

Tests

i)	Review the Contract and confirm it specifies a fixed Contact Rate

ii)	Review the Contract and confirm it specifies monthly payments of principal and interest (excluding periods of deferral of first payment)

iii)	Confirm the Contract is a simple interest contract

iv)	From the Truth in Lending Disclosure section of the Contract, calculate the product of the Number of Payments and the Amount of Payments, together with any first and last scheduled payments (if applicable), and confirm this amount equals the Total of Payments amount

v)	If steps (i) through (iv) are confirmed, then Test Pass

Representation

(l)	Owner of Record. The Seller is identified as the “owner of record” on all electronic chattel paper relating to the Contract, and the Seller has “control,” as defined in Section 9-105 of the UCC, of all electronic chattel paper relating to the Contract. The Contract does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed by the Seller to any Person other than the Trust Depositor.

Review Materials

Contract

Servicing System Records

Tests

i)	If the Contract is electronic chattel paper, confirm the Contract’s authoritative copy is held in the trust’s electronic vault

ii)	Confirm the Contract does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed by the Seller to any Person other than the Trust Depositor

iii)	If steps (i) through (ii) are confirmed, then Test Pass

Representation

(m)	Good Title. Immediately before the sale and assignment under the Sale and Servicing Agreement and the Transfer and Sale Agreement, the Seller has good and marketable title to the Contract free and clear of any encumbrance, or lien, except for any Permitted Liens, and, immediately upon the transfer of the Contract by the Seller, the Trust Depositor shall have good and marketable title to the Contract free and clear of any encumbrance or lien, except for any Permitted Liens, and, immediately upon the transfer of the Contract by the Trust Depositor, the Trust shall have good and marketable title to the Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, other than the liens created by the Indenture and any Permitted Liens.

Review Materials

Contract

List of Approved Contract Forms

Title Documents

Servicing System Records

Tests

i)	Review the Contract form number and/or revision date and confirm it is on the List of Approved Contract Forms

ii)	Observe the Title Documents and confirm they report Eaglemark Savings Bank (ESB), Eaglemark Savings Bank and/or its assigns or Seller, or an accepted name variation, as the first lien holder

iii)	Observe the Servicing System Records for the Contract and confirm they indicate that the Contract has been marked as sold, the pool number corresponds to the securitization transaction and the sale date corresponds to the Cutoff Date

iv)	If steps (i) and (iii) are confirmed, then Test Pass

Representation

(n)	No Government Obligors. The Obligor is not the United States government or an agency, authority, instrumentality or other political subdivision of the United States government.

Review Materials

Contract

Tests

i)	Review the Contract and confirm the Obligor’s name indicates a natural person or, if it does not, confirm internet search results indicate the Obligor(s) is not a federal or state government, agency, department subdivision or instrumentality

ii)	If step (i) is confirmed, then Test Pass

Representation

(o)	Obligor Bankruptcy. At the Cutoff Date, the Obligor was not the subject of a bankruptcy proceeding, according to the records in Servicer’s servicing system.

Review Materials

Servicing System Records

Tests

i)	Observe the Servicing System Records and confirm the Obligor was not the subject of a bankruptcy proceeding as of the Cutoff Date

ii)	If step (i) is confirmed, then Test Pass

Representation

(p)	Chattel Paper; One Original. The Contract is either “tangible chattel paper” or “electronic chattel paper”. The Contract is evidenced by either (i) one executed tangible record constituting or forming a part of the Contract that is “tangible chattel paper”, or (ii) a single “authoritative copy” of the electronic record constituting or forming a part of the Contract that is “electronic chattel paper”. Terms in quotation marks have the meaning assigned to them in the applicable UCC.

Review Materials

Contract

Contract File

Tests

i)	Confirm there is a signature of the appropriate Obligor(s)on the Contract

ii)	If the Contract constitutes “electronic chattel paper,” then confirm the Contract is the “Authoritative Copy”

iii)	If the Contract constitutes “tangible chattel paper,” confirm the Contract File does not contain more than one executed version of the final Contract

iv)	If steps (i) through (iii) are confirmed, then Test Pass

Representation

(q)	Selection Criteria; One Original. The Contract is secured by a new or used Motorcycle. No Contract has a Contract Rate less than 0.010%. The Contract amortizes the amount financed over an original term no greater than 84 months (excluding periods of deferral of first payment). The Contract has a Principal Balance of at least $500.00 as of the Cutoff Date.

Review Materials

Contract

Contract File

Tests

i)	Confirm the Contract Rate is greater than or equal to 0.010%

ii)	Confirm the original term of the Contract is no greater than 84 months

iii)	Confirm the Contract had a Principal Balance of at least $500.00 as of the Cutoff Date

iv)	If steps (i) through (iii) are confirmed, then Test Pass